UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2025

Vincerx Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39244	83-3197402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1825 S. Grant Street San Mateo, California	94402
(Address of principal executive offices)	(Zip Code)

(650) 800-6676

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	VINC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Vincerx Pharma, Inc. (the “Company”) previously entered into a binding term sheet, as amended (the “Term Sheet”), with Oqory, Inc., a Delaware corporation (“Oqory”), and Vivasor, Inc., Oqory’s parent corporation, relating to a proposed business combination between the Company and Oqory. The Term Sheet provided, among other things, that the equity holders of Oqory immediately prior to the closing of the business combination would own 95% of the equity of the combined company and the equity holders of the Company would own 5% of the equity of the combined company and that, in the event that the fully-diluted value of the Company’s existing stockholders in the combined company upon the closing is less than $13.66 million, the exchange ratio would be adjusted to meet this minimum value of $13.66 million. The Term Sheet also provided that investors determined by Oqory would provide $1,500,000 in interim financing to the Company, of which $1,000,000 was provided upon execution of the Term Sheet. The parties to the Term Sheet have agreed, effective as of January 31, 2025, to increase the minimum value to be received by Company stockholders in the combined company from $13.66 million to $14.16 million and waive the requirement for Oqory to provide the remaining $500,000 in interim financing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Amendment #2 to Binding Term Sheet effective as of January 31, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-Looking Statements

This report contains forward-looking statements within the meaning of U.S. federal securities laws. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, expectations and events, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “would,” “could,” “suggest,” “seek,” “intend,” “plan,” “goal,” “potential,” “on-target,” “on track,” “project,” “estimate,” “anticipate,” or other comparable terms. All statements other than statements of historical facts included in this report are forward-looking statements. Forward-looking statements include, but are not limited to, the anticipated terms and conditions to entering into a definitive merger agreement. Forward-looking statements are neither historical facts nor assurances of future performance or events. Instead, they are based only on current beliefs, expectations, and assumptions regarding future business developments, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Forward-looking statements are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict, many of which are outside the control of Oqory and Vincerx.

Actual results, conditions, and events may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results, conditions, and events to differ materially from those indicated in the forward-looking statements include, but are not limited to: the satisfactory completion of the parties’ respective due diligence; the ability of the parties to successfully negotiate and enter into a definitive merger agreement and the actual terms thereof; termination of the Term Sheet; the parties’ capital requirements, availability and sufficiency of capital, and cash runway; the parties’ ability to satisfy the conditions precedent to the merger to be contained in a definitive merger agreement, including completion of any necessary financing and stockholder approval from both parties; the risk that any definitive merger agreement is terminated after it is entered into but before consummation of any proposed merger; market acceptance of the combined company; risks associated with clinical development of the parties’ product candidates; general economic, financial, legal, political, and business conditions; and other risks and uncertainties including those set forth in Vincerx’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 and subsequent reports filed with the Securities and Exchange Commission (the “SEC”). Forward-looking statements speak only as of the date hereof, and the parties disclaim any obligation to update any forward-looking statements.

Additional Information

In connection with the proposed merger, Vincerx will file relevant materials with the SEC, including a proxy statement on Schedule 14A. A definitive proxy statement will be sent to holders of Vincerx’s common stock when it becomes available. Investors and securityholders and other interested parties are urged to carefully read the proxy statement (including any amendments or supplements thereto) and any other documents filed with the SEC when they become available, because they will contain important information about Vincerx, Oqory, and the proposed transactions. Investors and securityholders may obtain free copies of these documents and other documents filed with the SEC by Vincerx (when they become available) through the website maintained by the SEC at http://www.sec.gov, or by directing a request to: Vincerx Pharma, Inc., 1825 S. Grant Street, San Mateo, CA 94402. Copies of the documents filed by Vincerx are also available free of charge in the “Investors—SEC Filings & Financials—SEC Filings” section of Vincerx’s website at: https://investors.vincerx.com/financial-information/sec-filings.

Participants in the Solicitation

Vincerx, Oqory, and their respective directors and officers are or may be considered “participants” (as defined in Section 14(a) of the Securities Exchange Act of 1934) in the solicitation of proxies from the holders of Vincerx’s common stock with respect to the proposed transactions described herein. Information about Vincerx’s directors and executive officers, including compensation, is set forth in the sections entitled “Election of Directors—Directors and Nominees” and “Executive Officers” of Vincerx’s definitive proxy statement for its 2024 Annual Meeting of Stockholders, filed with the SEC on April 10, 2024, the section entitled “Compensation of Directors and Executive Officers” of Vincerx’s definitive proxy statement for its special meeting of stockholders, filed with the SEC on December 10, 2024 (the “2025 Special Meeting Proxy Statement”), as well as Vincerx’s Current Report on Form 8-K filed on December 27, 2024.

Information about the ownership of Vincerx’s common stock by Vincerx’s executive officers and directors is set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management” in the 2025 Special Meeting Proxy Statement, as well as the Form 3 filed on January 6, 2025 for Kevin Haas. Updated information regarding the identity of potential participants, and their direct or indirect interests (by security holdings or otherwise), will be reflected in Forms 3, 4, or 5 to be filed with the SEC, as well as the section entitled “Security Ownership of Certain Beneficial Owners and Management” of Vincerx’s definitive proxy statement on Schedule 14A and other materials to be filed with the SEC regarding the proposed transactions. All of these documents are or will be available free of charge at the SEC’s website at www.sec.gov and in the “Investors—SEC Filings & Financials—SEC Filings” section of Vincerx’s website at https://investors.vincerx.com/financial-information/sec-filings.

Stockholders, potential investors, and other readers should read the definitive proxy statement carefully when it becomes available before making any voting or investment decisions. These documents can be obtained free of charge from the sources indicated above.

No Offer or Solicitation

This report shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities, in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 6, 2025

VINCERX PHARMA, INC.

By:	/s/ Raquel E. Izumi
Name:	Raquel E. Izumi
Title:	Acting Chief Executive Officer

Exhibit 10.1

AMENDMENT #2

TO

BINDING TERM SHEET

FOR BUSINESS COMBINATION BETWEEN

VINCERX PHARMA, INC. AND OQORY, INC.

This AMENDMENT #2 TO BINDING TERM SHEET (this “Amendment”), effective as of January 31, 2025 (the “Amendment Effective Date”), is by and among Vincerx Pharma, Inc., a Delaware corporation (“Vincerx”), Oqory, Inc., a Delaware corporation (“Oqory”), a Delaware corporation (the “Company”), and Vivasor, Inc., a Delaware corporation (“Vivasor”).

A. The parties previously entered into a Binding Term Sheet, as amended, for a business combination between Vincerx and Oqory (the “Term Sheet”).

B. The parties desire to further amend the Term Sheet as set forth herein.

C. Capitalized terms used and not otherwise defined herein shall have the meaning given in the Term Sheet.

NOW, THEREFORE, in consideration of the foregoing and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	In the section of the Term Sheet titled “Interim Financing,” the requirement of Oqory to provide, or cause investors to provide, the Subsequent Interim Financing Funding shall be irrevocably waived.

2.	In the section of the Term Sheet titled “Vincerx Shareholders’ Ownership Adjustment,” the minimum value set forth therein shall be increased from $13.66 million to $14.16 million.

3.	This Amendment shall be effective as of the Amendment Effective Date.

4.	Except as specifically amended by this Amendment, all other provisions of the Term Sheet shall remain in full force and effect.

5.	This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

[signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

VINCERX PHARMA, INC.

By:	/s/ Raquel E. Izumi
Name:	Raquel E. Izumi, Ph.D.
Title:	Acting Chief Executive Officer

OQORY, INC.

By:	/s/ Henry Ji
Name:	Henry Ji, Ph.D.
Title:	Chairman of the Board

VIVASOR, INC.

By:	/s/ Henry Ji
Name:	Henry Ji, Ph.D.
Title:	Chief Executive Officer

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